UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

Synergy CHC Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-55098	99-0379440
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	ID Number)

865 Spring Street, Westbrook, ME	04092
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (615) 939-9004

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

As previously reported in our Form 8-K filed on November 18, 2015, on November 12, 2015 (the “UrgentRx Closing Date”), we entered into a Stock Purchase Agreement (the “UrgentRx SPA”) with Breakthrough Products, Inc. (“Breakthrough”), URX ACQUISITION TRUST (the “Trust”), Jordan Eisenberg, the chief executive officer and a shareholder of Breakthrough, and the other shareholders of Breakthrough (Eisenberg and such other shareholders collectively referred to as the “UrgentRx Sellers”) for the purchase of all the issued and outstanding capital stock of Breakthrough for 6,000,000 shares of our common stock (“UrgentRx Equity Consideration”). In addition to the UrgentRx Equity Consideration, we agreed to pay a royalty to the Trust, for the benefit of the UrgentRx Sellers, equal to 5% of gross sales of the UrgentRx products following the first $5,000,000 in gross sales by the UrgentRx products, on a quarterly basis for a period of seven years from the UrgentRx Closing Date.

Following the UrgentRx Closing Date, we discovered certain liabilities and obligations of Breakthrough that required an adjustment to the UrgentRx Equity Consideration and the royalty payments.

On December 17, 2015, we entered into a Settlement and Release Agreement (the “Settlement Agreement”) with the UrgentRx Sellers, the Trust, on its own behalf and as the representative of the UrgentRx Sellers, David T. Leyrer, Michael Valentino, Ron Fugate, and Randall Kaplan (collectively with Leyrer, Valentino, Fugate, the “Former Directors”) to resolve the post-closing liabilities. Pursuant to the terms of the Settlement Agreement, 3,000,000 shares of the Equity Consideration were returned by the Trust to us and our obligation to pay royalties to the Trust was reduced from seven years to five years. The Settlement Agreement further contained mutual releases among us, the UrgentRx Sellers, and the Former Directors, with limited exceptions. Additionally, we issued a three-year warrant to the Trust with a $5.00 per share exercise price. We may redeem the warrant at a price of $0.001 per share if our common stock is traded on the OTCBB or on a national securities exchange, and the per share closing sale price of our common stock equals or exceeds the exercise price for a period of 90 consecutive calendar days. In the event of a reorganization or reclassification of our capital stock, the merger or consolidation of our company into another entity or the sale or transfer of all or substantially all of our assets, the warrant will terminate if not exercised prior to the date of such event.

The foregoing descriptions of the Settlement Agreement and the warrant are not complete and are qualified in their entirety by reference to the Settlement Agreement and the warrant, which are filed as Exhibits 10.18 and 4.6, respectively, to this Current Report on Form 8-K, and are incorporated into this report by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.6	Synergy CHC Corp. Common Stock Purchase Warrant, dated December 17, 2015.
10.18

Settlement Agreement, dated December 17, 2015, by and among Synergy CHC Corp., the former shareholders of Breakthrough Products, Inc., URX ACQUISITION TRUST, David T. Leyrer, Michael Valentino, Ron Fugate and Randall Kaplan.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNERGY CHC CORP.

Date: December 22, 2015	/s/ Jack Ross
Jack Ross
President and Chief Executive Officer

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